UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2008

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities
     CenterPoint Energy, Inc. (the “Company”) has issued 4,498,030 shares of its common stock upon conversion of $134,091,000 aggregate principal amount of its 3.75% Convertible Senior Notes due 2023 (the “Notes”) as a result of conversions in the fourth quarter of 2007. The Notes are convertible at the option of the holders during the fourth quarter of 2007 because the last reported sale price of the Company’s common stock for at least 20 trading days during the period of 30 consecutive trading days ending on September 28, 2007 (the last trading day of the previous calendar quarter) was greater than or equal to 120% of the conversion price per share of the Company’s common stock on such date.
     Each $1,000 aggregate principal amount of the Notes was converted into $1,000 in cash and a number of shares of the Company’s common stock determined based on the trading price of the common stock over a ten-trading-day period following the submission of the Notes for conversion. A small portion of the Notes was required to be settled entirely in shares of the Company’s common stock.
     The Company has issued 4,498,030 shares of its common stock and paid $134,086,080.29 in cash upon conversion of $134,091,000 aggregate principal amount of the Notes, as set forth in the table below:

				Number of Shares
Conversion Notice	Settlement Date	Principal Amount	Amount of	of Common Stock
Date	of Conversion	of Notes Converted	Cash Paid*	Issued

October 3, 2007	October 25, 2007	$2,000	$2,008.16	59
October 10, 2007	November 27, 2007	28,000	28,014.63	788
November 19, 2007	December 12, 2007	30,000,000	30,000,015.92	989,662
November 21, 2007	December 14, 2007	10,000,000	10,000,009.57	333,968
November 26, 2007	December 3, 2007	5,000	3.33	447
December 7, 2007	January 2, 2008	79,056,000	79,056,016.43	2,667,610
December 7, 2007	January 2, 2008	10,000,000	10,000,001.34	337,433
December 10, 2007	January 3, 2008	5,000,000	5,000,010.91	168,063

	TOTAL:	$134,091,000	$134,086,080.29	4,498,030

*	Includes cash payments in lieu of fractional shares.
     The shares of the Company’s common stock were issued solely to former holders of the Notes upon conversion pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. This exemption is available to the Company because the shares of the Company’s common stock were exchanged by the Company with its existing security holders exclusively where no commission or other remunerations was paid or given directly or indirectly for soliciting such an exchange.
     The Company funded substantially all of the cash payments with borrowings under its $1.2 billion five-year senior unsecured revolving credit facility with Citibank N.A., as Syndication Agent, Barclays Bank plc, Bank of America, National Association and Credit Suisse, Cayman Islands Branch, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: January 3, 2008	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer